Exhibit 99.1

E2open Announces Third Quarter of Fiscal Year 2014 results

Third quarter non-GAAP subscriptions and support revenue increases 30% year-over-year

Foster City, CA (January 9, 2014) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based software solutions for collaborative planning and execution across global trading networks, today announced financial results for the quarter ended November 30, 2013.

Mark Woodward, E2open’s President and CEO, said, “The strong growth in our non-GAAP subscriptions and support revenue continued in the third quarter. In addition, we have made further progress with both our partner enablement efforts and the integration of ICON-SCM (ICON). Our market leading collaborative planning and execution products are driving significant value for our customers across a variety of industries.”

Third Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $18.3 million for the third quarter of fiscal 2014; subscriptions and support revenue was $14.4 million and professional services revenue was $3.9 million.

•	Non-GAAP Revenue: Non-GAAP revenue for the third quarter of fiscal 2014 included $0.5 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013, and $0.2 million from the impact of a purchase accounting adjustment to deferred revenue in connection with the ICON acquisition in the second quarter of fiscal 2014. Total non-GAAP revenue was $18.9 million, a decrease of 3% compared to $19.5 million for the third quarter of fiscal 2013 and an increase of 2% compared to $18.6 million for the second quarter of fiscal 2014. Subscriptions and support revenue was $14.7 million, an increase of 30% compared to $11.3 million for the third quarter of fiscal 2013 and an increase of 8% compared to $13.6 million for the second quarter of fiscal 2014. Professional services revenue was $4.3 million, a decrease of 48% compared to $8.2 million for the third quarter of fiscal 2013 and a decrease of 14% compared to $5.0 million for the second quarter of fiscal 2014.

•	GAAP Income (Loss) from Operations: GAAP income (loss) from operations was ($7.1) million compared to $0.0 million for the third quarter of fiscal 2013 and ($5.9) million for the second quarter of fiscal 2014.

•	Non-GAAP Income (Loss) from Operations: Non-GAAP income (loss) from operations was ($3.9) million compared to $1.1 million for the third quarter of fiscal 2013 and ($2.8) million for the second quarter of fiscal 2014.

•	GAAP Net Loss: GAAP net loss was ($7.4) million compared to ($0.1) million for the third quarter of fiscal 2013 and ($5.9) million for the second quarter of fiscal 2014. GAAP net loss per share was ($0.28), based on 26.5 million weighted-average shares outstanding, compared to ($0.00) per share, based on 25.0 million weighted-average shares outstanding for the third quarter of fiscal 2013, and ($0.23) per share based on 26.0 million weighted-average shares outstanding, for the second quarter of fiscal 2014.

•	Non-GAAP Net Income (Loss): Non-GAAP net income (loss) was ($4.4) million compared to $1.0 million for the third quarter of fiscal 2013 and ($2.8) million for the second quarter of fiscal 2014. Non-GAAP net loss per share was ($0.16), based on 28.1 million weighted-average shares outstanding, compared to $0.04, based on 26.9 million weighted-average shares outstanding, for the third quarter of fiscal 2013 and ($0.10), based on 27.5 million weighted-average shares outstanding, for the second quarter of fiscal 2014.

•	Adjusted EBITDA: Adjusted EBITDA was ($3.3) million compared to $1.5 million for the third quarter of fiscal 2013 and ($2.3) million for the second quarter of fiscal 2014.

•	Cash Flow: Cash flow from operations was ($8.0) million and free cash flow was ($7.6) million after deducting $0.1 million of capital expenditures and adding back acquisition-related expenses of $0.5 million. This compares to cash flow from operations of $1.3 million and free cash flow of $1.2 million after deducting $0.1 million of capital expenditures for the third quarter of fiscal 2013.

•	Balance sheet: Cash and investments was $12.8 million, a decrease of $8.8 million compared to $21.6 million at the end of the second quarter of fiscal 2014.

Third Quarter & Recent Business Highlights:

•	Signed a Collaboration and License Agreement with PricewaterhouseCoopers LLP (PWC), the world’s largest professional services firm. The agreement includes supply chain services delivery and joint marketing efforts in the United States.

•	Achieved Drummond AS2 Certification in a Fall 2013 interoperability test event.

•	Won, in conjunction with Vodafone, a 2013 European Supply Chain Excellence Award in the Supply Chain Operations category.

•	Announced that the company is the first, dedicated, cloud-based supply chain Software-as-a-Service (SaaS) vendor to achieve the International Organization for Standardization/International Electrotechnical Commission (ISO/IEC) 27001:2005 Security Certification (ISO 27001).

•	Added four new customers during the quarter and expanded our relationship with several other customers.

•	Ended the quarter with 104 customers, 37,931 unique registered trading partners, and 122,739 unique registered users on the E2open network.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of January 9, 2014, E2open is providing guidance for its fourth quarter of fiscal 2014 as well as the full fiscal year 2014.

•	Fourth Quarter Fiscal 2014 Guidance: Total GAAP revenue is expected to be in the range of $19.0 million to $19.8 million. Non-GAAP revenue is expected to be in the range of $19.6 million to $20.4 million, which includes a $0.6 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Within total non-GAAP revenue, we expect subscriptions and support revenue of $16.1 million to $16.4 million and professional services revenue of $3.5 million to $4.0 million. Non-GAAP loss from operations is expected to be in the range of ($4.0) million to ($3.5) million. Non-GAAP loss per share is expected to be in the range of ($0.15) to ($0.13) based on approximately 28.3 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($3.5) million to ($3.0) million.

•	Full Year Fiscal 2014 Guidance: Total GAAP revenue is expected to be in the range of $70.9 million to $71.7 million, including a $2.4 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Excluding the aforementioned contract amendment and the purchase accounting adjustment to deferred revenue, total non-GAAP revenue is expected to be in the range of $73.2 million to $74.0 million. Within total non-GAAP revenue, we expect subscriptions and support revenue of $56.7 million to $57.0 million and professional services revenue of $16.5 million to $17.0 million. Non-GAAP loss from operations is expected to be in the range of ($14.7) million to ($14.2) million. Non-GAAP loss per share is expected to be in the range of ($0.55) to ($0.53) based on approximately 27.8 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($12.7) million to ($12.2) million. Free cash flow is expected to be in the range of ($12.6) million to ($11.6) million. New and upsell bookings are expected to be roughly $91.5 million, representing growth of approximately 30% compared to fiscal 2013.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP income (loss) from operations or non-GAAP income (loss) per share to GAAP income (loss) from operations and GAAP income (loss) per share because these items are out of the Company’s control and/or cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the third quarter of fiscal 2014 and outlook for the fourth quarter of fiscal 2014 and the full year of fiscal 2014

•	When: Thursday, January 9, 2014 at 2PM PT (5PM ET)

•	Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers, please dial (201) 493-6780. Callers may provide confirmation number 13573142 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers, please dial (858) 384-5517 and enter access code 13573142.

About E2open

E2open is a leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative planning and execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, HGST, HP, IBM, Lenovo, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected GAAP revenue, non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) per share, and adjusted EBITDA for the fourth quarter of fiscal 2014 and the full fiscal year, and free cash flow and new and upsell bookings for the full fiscal year. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s ability to integrate the ICON acquisition; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and the Company’s quarterly report on Form 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, adjusted EBITDA, and free cash flow. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and noncash income taxes, as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP income (loss) from operations and non-GAAP net income (loss) also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013 and the impact of a purchase accounting adjustment to deferred revenue acquired in the second quarter of fiscal 2014. Adjusted EBITDA is defined as net income (loss), adjusted for accelerated revenue from a contract amendment, the impact of a purchase accounting adjustment to deferred revenue, depreciation and amortization, stock-based compensation expense, interest and other expense, net, benefit from (provision for) income taxes, amortization of acquired intangibles, and acquisition-related expenses. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property, equipment and software, and excluding acquisition-related expenses. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2013	August 31, 2013	November 30, 2012	November 30, 2013	November 30, 2012
Revenue
Subscriptions and support	$14,400	$13,433	$11,215	$40,125	$32,160
Professional services and other	3,860	4,579	7,748	11,746	25,167

Total revenue	18,260	18,012	18,963	51,871	57,327

Cost of revenue
Subscriptions and support (1)	2,769	2,645	2,175	7,942	6,212
Professional services and other (1)	4,309	4,486	3,691	12,852	11,008
Amortization of acquired intangibles	408	58	—	466	—

Total cost of revenue	7,486	7,189	5,866	21,260	17,220

Gross profit
Subscriptions and support	11,631	10,788	9,040	32,183	25,948
Professional services and other	(449)	93	4,057	(1,106)	14,159
Amortization of acquired intangibles	(408)	(58)	—	(466)	—

Total gross profit	10,774	10,823	13,097	30,611	40,107

Gross margin
Subscriptions and support	78%	80%	81%	79%	81%
Professional services and other	(12%)	2%	52%	(9%)	56%

Total gross margin	59%	60%	69%	59%	70%

Operating expenses
Research and development (1)	5,099	4,533	3,621	13,705	11,270
Sales and marketing (1)	9,683	8,752	7,393	26,334	20,168
General and administrative (1)	2,413	2,641	2,050	7,502	6,109
Acquisition-related expenses	340	791	—	1,131	—
Amortization of acquired intangibles	369	25	—	394	—

Total operating expenses	17,904	16,742	13,064	49,066	37,547

Income (loss) from operations	(7,130)	(5,919)	33	(18,455)	2,560

Interest and other expense, net	(461)	31	(53)	(379)	(317)

Income (loss) before income taxes	(7,591)	(5,888)	(20)	(18,834)	2,243

Benefit from (provision for) income taxes	209	(35)	(62)	135	(137)

Net income (loss)	$(7,382)	$(5,923)	$(82)	$(18,699)	$2,106

Net income (loss) per share:
Basic	$(0.28)	$(0.23)	$(0.00)	$(0.72)	$0.13

Diluted	$(0.28)	$(0.23)	$(0.00)	$(0.72)	$0.08

Weighted average shares used to compute net income (loss) per share:
Basic	26,545	26,018	25,021	26,061	16,243

Diluted	26,545	26,018	25,021	26,061	25,882

(1) Includes stock-based compensation as follows:
Cost of revenue
Subscriptions and support	$77	$82	$53	$222	$127
Professional services and other	326	415	128	910	317

Total cost of revenue	403	497	181	1,132	444

Operating expenses
Research and development	133	148	52	349	130
Sales and marketing	559	617	206	1,466	488
General and administrative	351	456	171	1,062	509

Total operating expenses	1,043	1,221	429	2,877	1,127

Total stock-based compensation	$1,446	$1,718	$610	$4,009	$1,571

E2open, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30, 2013	February 28, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,381	$20,262
Short-term investments	—	15,289
Accounts receivable, net	21,490	20,670
Prepaid expenses and other current assets	3,189	2,212

Total current assets	37,060	58,433
Long -term investments	384	11,692
Property and equipment, net	3,469	2,438
Intangible assets, net	12,040	—
Goodwill	24,769	—
Other assets	1,006	905

Total assets	$78,728	$73,468

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,324	$10,769
Deferred revenue	34,249	39,789
Acquisition payable to seller	5,442	—
Current portion of notes payable and capital lease obligations	2,927	849

Total current liabilities	54,942	51,407
Deferred revenue	2,222	1,898
Notes payable and capital lease obligations, net of current portion	2,142	562
Deferred tax liabilities	3,440	—
Other noncurrent liabilities	1,022	508

Total liabilities	63,768	54,375

Stockholders’ equity:
Common stock	27	25
Additional paid-in capital	374,780	360,280
Accumulated other comprehensive income (loss)	47	(17)
Accumulated deficit	(359,894)	(341,195)

Total stockholders’ equity	14,960	19,093

Total liabilities and stockholders’ equity	$78,728	$73,468

E2open, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2013	August 31, 2013	November 30, 2012	November 30, 2013	November 30, 2012
Cash flows from operating activities:
Net income (loss)	$(7,382)	$(5,923)	$(82)	$(18,699)	$2,106
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	1,446	1,718	610	4,009	1,571
Depreciation and amortization	1,329	579	401	2,312	1,196
Other	(256)	199	177	(80)	245
Changes in operating assets and liabilities:
Accounts receivable, net	(10,145)	3,802	(3,784)	454	(3,472)
Prepaid expenses and other current assets	131	(665)	1,177	(608)	628
Accounts payable and accrued liabilities	2,222	2,401	2,068	3,100	1,521
Deferred revenue	4,662	(6,443)	786	(6,370)	(8,828)
Other	(30)	245	(41)	476	(62)

Net cash provided by (used in) operating activities	(8,023)	(4,087)	1,312	(15,406)	(5,095)

Cash flows from investing activities:
Capital expenditures	(68)	(58)	(70)	(165)	(1,117)
Sale (purchase) of marketable securities, net	8,226	19,963	(10,807)	26,777	(25,143)
Payment for acquisition	—	(11,489)	—	(11,489)	—
Other assets	(6)	97	(2)	67	26

Net cash provided by (used in) investing activities	8,152	8,513	(10,879)	15,190	(26,234)

Cash flows from financing activities:
Proceeds from bank credit facilities	1,982	536	—	2,518	30,300
Repayments of bank credit facilities	(2,693)	(653)	—	(3,346)	(39,950)
Repayment of notes payable and capital lease obligations	(639)	(436)	(150)	(1,533)	(1,895)
Proceeds from exercise of common stock options	643	505	10	1,821	170
Proceeds from exercise of warrants	—	—	—	—	700
Repayment of debt assumed from acquired company	—	(7,126)	—	(7,126)	—
Payment of fractional shares from reverse stock split	—	—	—	—	(3)
Proceeds from initial public offering, net	—	—	—	—	52,313
Payment of deferred initial public offering costs	—	—	(1,681)	—	(2,410)
Other	(17)	—	—	(17)	—

Net cash provided by (used in) financing activities	(724)	(7,174)	(1,821)	(7,683)	39,225
Effect of exchange rate changes	27	(12)	(7)	18	(31)

Net increase (decrease) in cash and cash equivalents	(568)	(2,760)	(11,395)	(7,881)	7,865
Cash and cash equivalents at beginning of period	12,949	15,709	29,479	20,262	10,219

Cash and cash equivalents at end of period	$12,381	$12,949	$18,084	$12,381	$18,084

Supplemental cash flow information:
Cash paid during the period for:
Interest	$67	$60	$29	$143	$208
Income taxes	$44	$32	$57	$121	$119
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$395	$1,322	$32	$2,072	$73
Prepaid software, maintenance and services acquired under notes payable and capital leases	$847	$1,099	$62	$2,919	$982
Issurance of common stock for acquisition	$—	$8,849	$—	$8,849	$—
Automatic conversion of preferred stock to common stock in connection with the IPO	$—	$—	$—	$—	$84,191

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2013	August 31, 2013	November 30, 2012	November 30, 2013	November 30, 2012
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$14,400	$13,433	$11,215	$40,125	$32,160
Professional services and other	3,860	4,579	7,748	11,746	25,167

Total	18,260	18,012	18,963	51,871	57,327
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	78	79	63	236	(645)
Professional services and other	424	429	424	1,282	(3,399)

Total	502	508	487	1,518	(4,044)
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	178	64	—	242	—
Professional services and other	—	—	—	—	—

Total	178	64	—	242	—
Non-GAAP Revenue
Subscriptions and support	14,656	13,576	11,278	40,603	31,515
Professional services and other	4,284	5,008	8,172	13,028	21,768

Total	$18,940	$18,584	$19,450	$53,631	$53,283

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$11,631	$10,788	$9,040	$32,183	$25,948
Professional services and other	(449)	93	4,057	(1,106)	14,159
Amortization of acquired intangibles	(408)	(58)	—	(466)	—

Total	10,774	10,823	13,097	30,611	40,107
Add (Less): accelerated revenue from contract amendment
Subscriptions and support	78	79	63	236	(645)
Professional services and other	424	429	424	1,282	(3,399)

Total	502	508	487	1,518	(4,044)
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	178	64	—	242	—
Professional services and other	—	—	—	—	—

Total	178	64	—	242	—
Add: stock-based compensation expense
Subscriptions and support	77	82	53	222	127
Professional services and other	326	415	128	910	317

Total	403	497	181	1,132	444
Add: amortization of acquired intangibles
Subscriptions and support	—	—	—	—	—
Professional services and other	—	—	—	—	—
Amortization of acquired intangibles	408	58	—	466	—

Total	408	58	—	466	—
Non-GAAP Gross Profit
Subscriptions and support	11,964	11,013	9,156	32,883	25,430
Professional services and other	301	937	4,609	1,086	11,077
Amortization of acquired intangibles	—	—	—	—	—

Total	$12,265	$11,950	$13,765	$33,969	$36,507

Non-GAAP Gross Margin
Subscriptions and support	82%	81%	81%	81%	81%
Professional services and other	7%	19%	56%	8%	51%

Total	65%	64%	71%	63%	69%

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2013	August 31, 2013	November 30, 2012	November 30, 2013	November 30, 2012
Non-GAAP Income (Loss) from Operations
GAAP income (loss) from operations	$(7,130)	$(5,919)	$33	$(18,455)	$2,560
Add (Less): accelerated revenue from contract amendment	502	508	487	1,518	(4,044)
Add: deferred revenue purchase accounting adjustment	178	64	—	242	—
Add: stock-based compensation expense	1,446	1,718	610	4,009	1,571
Add: amortization of acquired intangibles	777	83	—	860	—
Add: acquisition-related expenses	340	791	—	1,131	—

Non-GAAP income (loss) from operations	$(3,887)	$(2,755)	$1,130	$(10,695)	$87

Non-GAAP Net Income (Loss) Per Share

Numerator:
GAAP net income (loss)	$(7,382)	$(5,923)	$(82)	$(18,699)	$2,106
Add (Less): accelerated revenue from contract amendment	502	508	487	1,518	(4,044)
Add: deferred revenue purchase accounting adjustment	178	64	—	242	—
Add: stock-based compensation	1,446	1,718	610	4,009	1,571
Add: provision for (benefit from) income taxes	(209)	35	62	(135)	137
Add: amortization of acquired intangibles	777	83	—	860	—
Add: acquisition-related expenses	340	791	—	1,131	—

Non-GAAP income (loss) before income taxes	(4,348)	(2,724)	1,077	(11,074)	(230)
Cash paid for income taxes	(44)	(32)	(57)	(121)	(119)

Non-GAAP net income (loss)	$(4,392)	$(2,756)	$1,020	$(11,195)	$(349)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:

Weighted average number of shares used to compute GAAP net loss per share (diluted)	26,545	26,018	25,021	26,061	25,882
Effect of potentially dilutive common stock equivalents (1)	1,509	1,510	1,855	1,542	—

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	28,054	27,528	26,876	27,603	25,882

GAAP net income (loss) per share (diluted)	$(0.28)	$(0.23)	$(0.00)	$(0.72)	$0.08

Non-GAAP net income (loss) per share	$(0.16)	$(0.10)	$0.04	$(0.41)	$(0.01)

Adjusted EBITDA
GAAP net income (loss)	$(7,382)	$(5,923)	$(82)	$(18,699)	$2,106
Add (Less): accelerated revenue from contract amendment	502	508	487	1,518	(4,044)
Add: deferred revenue purchase accounting adjustment	178	64	—	242	—
Add: depreciation and amortization	552	496	401	1,452	1,196
Add: amortization of acquired intangibles	777	83	—	860	—
Add (Less): interest and other expense, net	461	(31)	53	379	317
Add: provision for (benefit from) income taxes	(209)	35	62	(135)	137
Add: acquisition-related expenses	340	791	—	1,131	—

EBITDA	(4,781)	(3,977)	921	(13,252)	(288)
Add: stock-based compensation expense	1,446	1,718	610	4,009	1,571

Adjusted EBITDA	$(3,335)	$(2,259)	$1,531	$(9,243)	$1,283

Free Cash Flow
Net cash provided by (used in) operating activities	$(8,023)	$(4,087)	$1,312	$(15,406)	$(5,095)
Capital expenditures	(68)	(58)	(70)	(165)	(1,117)
Acquisition-related expenses	503	206	—	709	—

Free cash flow	$(7,588)	$(3,939)	$1,242	$(14,862)	$(6,212)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.